Exhibit 2.2

FIRST AMENDMENT TO
MASTER CONTRIBUTION AGREEMENT

This First Amendment to Master Contribution Agreement (this “Amendment”) is entered into as of March 15, 2006 by and among Genius Products, Inc., a Delaware corporation (“Genius”), The Weinstein Company LLC, a Delaware limited liability company (“TWC”), and The Weinstein Company Holdings LLC, a Delaware limited liability company (the “Distributor”), and amends that certain Master Contribution Agreement entered into by and among the parties dated December 5, 2005 (the “Agreement”). Capitalized terms and matters of construction deemed or established in the Agreement shall be applied in this Amendment as defined or established in the Agreement.

RECITAL

A. The parties desire to amend the Agreement to change the Outside Date, as defined in Section 7.1(b)(i) of the Agreement, from April 15, 2006 to May 31, 2006.

AGREEMENT

In consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Amendment and the Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

1.  Change of Outside Date. Effective as of the date hereof, the defined term “Outside Date”, as defined in Section 7.1(b)(i) of the Agreement, shall be changed from April 15, 2006 to May 31, 2006 for all purposes under the Agreement.

2.  Effect of Amendment. Except as expressly provided in this Amendment, the Agreement shall remain unchanged and shall continue in full force and effect.

3.  Counterparts. This Amendment may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.

[Signature page to follow]

Exhibit 2.2

IN WITNESS WHEREOF, each of the parties has caused this First Amendment to Master Contribution Agreement to be executed on its behalf as of the date first written above.

“Genius” GENIUS PRODUCTS, INC. By: /s/ Trevor Drinkwater Name: Trevor Drinkwater Title: CEO	“TWC” THE WEINSTEIN COMPANY LLC By: /s/ Larry Madden Name: Larry Madden Title: EVP & CFO
“Distributor” THE WEINSTEIN COMPANY HOLDINGS LLC By: /s/ Larry Madden Name: Larry Madden Title: EVP & CFO

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